UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2022

Warrior Technologies Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-40124	85-2180589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 W. Illinois, Suite 1120 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 818-0498
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	WARR.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	WARR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	WARR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events

On August 30, 2022, Warrior Technologies Acquisition (the “Company”) issued a press release announcing that it has cancelled its special meeting of stockholders that was previously scheduled for 10:00 AM EST on August 31, 2022, and that, due to its inability to complete an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Amended Charter”), the Company intends to dissolve and liquidate in accordance with the provisions of its Amended Charter, effective as of the close of business on September 2, 2022, and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.01.

As of the close of business on September 2, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account.  The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after September 2, 2022.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Technologies Acquisition Company

Date: August 30, 2022	By:	/s/ H.H. “Tripp” Wommack III
	Name:	H.H. “Tripp” Wommack III
	Title:	Chairman, President, Chief Executive Officer and Chief Financial Officer